Exhibit 99.1
CONTACT: Terry Hammett, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5384
FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES MANUFACTURING CONSOLIDATION

NEW ALBANY, Ohio, May 2, 2016 /PRNewswire/ -- Commercial Vehicle Group Inc. (the “Company”) (Nasdaq: CVGI), a leading supplier of fully integrated system solutions for the global commercial vehicle market, announced today the Company’s direction, pending negotiations with the hourly employees’ union representative, to consolidate its North American seat production into two North American facilities and cease seat production in its Piedmont, Alabama facility.
The Piedmont facility has historically manufactured commercial seats for the OEM, and Aftermarket & Service markets. The Company will continue to maintain a presence in Piedmont for our Aftermarket & Service distribution channel following the transfer of seat production. Approximately one hundred sixty employees will be impacted by this restructuring, which is expected to be completed in the third quarter of 2016. Positions that support the Aftermarket and Service sector distribution will remain in Piedmont.
Greg Boese, Senior Vice President & Managing Director - Global Truck & Bus Seats, said “Restructuring changes and layoffs are always difficult because of the impact on the community, our employees, and their families. This plan is necessary, however, to rationalize our manufacturing footprint capacity and reduce fixed costs to remain competitive as customer needs and marketplace trends shift.”

The Company will be meeting with the UAW union representing hourly employees to negotiate over its decision and to discuss transitional support. The Company has also informed affected salaried employees. The Company plans to petition for assistance for affected employees under the Department of Labor Trade Adjustment Assistance Program (TAA).
The Company anticipates restructuring charges of approximately $3 - 4 million and the annual operating savings, once plans are fully implemented, represents a portion of the broader $8 - $12 million restructuring guidance announced late last year. Boese stated, “We value the contributions of our Piedmont employees but intend to pursue this action to remain competitive in the marketplace. We look forward to remaining an active employer in the Piedmont community in support of our critical Aftermarket and Service distribution channel.”
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. is a Delaware (USA) corporation. We were formed as a privately-held company in August 2000. We became a publicly held company in 2004. The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium-and heavy-duty truck market, the medium-and heavy-duty construction vehicle market, and the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, Class 8 North America build rates, performance of the global construction equipment business, expected cost savings, enhanced shareholder value and other economic benefits of the consulting services, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck, construction, aftermarket, military, bus, agriculture and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; (x) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xi) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xii) volatility and cyclicality in the commercial vehicle market adversely affecting us; and (xiii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2015. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.